UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101
SCHEDULE 14A INFORMATION)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-l 1(c) or Rule 14a-12

PURE BIOFUELS CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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PURE BIOFUELS CORP.
701 Brazos Street
Suite 1050
Austin, TX 78701

TO THE SHAREHOLDERS OF PURE BIOFUELS CORP.

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders, or the Annual Meeting, of Pure Biofuels Corp., a Nevada corporation, or the Company, will be held at 10:00 a.m. (local time), on October 28, 2008 at Canaval y Moreyra 380, Ofic. 402, Edificio Torre Siglo XXI, San Isidro, Lima, Peru, for the following purposes:

1. To elect the Board of Directors for the Company to hold office until the next annual meeting (the current nominations are for C. Wendell Tewell, Eric Reehl, Luis Goyzueta, Carlos Alberto Pinto, and Steven Magami);

2. To amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock, par value $0.001, or the Common Stock, of the Company from 250,000,000 shares to 325,000,000 shares;

3. To reaffirm the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s independent registered public accounting firm for the next year;

4. To adjourn or postpone the Annual Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to adopt the foregoing proposals; and

5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only shareholders who own shares of our Common Stock at the close of business on September 26, 2008 are entitled to notice of and to vote at the Annual Meeting. You may vote your shares by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope or by facsimile or email as set forth below to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote to, the matters before our common shareholders is important.

Vote by mail, facsimile or email. Sign, date and return your proxy card by mail to Pacific Stock Transfer Company, Attn: Jamie Soule, 500 E. Warm Springs Road, Suite 240, Las Vegas, NV  89119, by fax to (702) 433-1979 or by email to jamies@pacificstocktransfer.com.

You may also vote in person at the Annual Meeting, even if you use the options set forth above.

We have enclosed with this Notice of Annual Meeting, a proxy statement, or the Proxy Statement, a form of proxy, and our annual report on Form 10-K for the fiscal year ended December 31, 2007, or the Annual Report.

By Order of the Board of Directors,

  /s/ Luis Goyzueta
Luis Goyzueta
Chief Executive Officer and Director
September 26, 2008

WE CORDIALLY INVITE ALL SHAREHOLDERS TO ATTEND IN PERSON. HOWEVER, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SET FORTH ABOVE. IF YOU ATTEND THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY CARD AND VOTE IN PERSON.

PURE BIOFUELS CORP.
701 Brazos Street
Suite 1050
Austin, TX 78701

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 28, 2008

The Board of Directors is soliciting proxies to be used at our October 28, 2008 Annual Meeting. Please read and carefully consider the information presented in this Proxy Statement and vote by completing, dating and signing the enclosed form of proxy and returning it in the enclosed postage-paid envelope, by fax or by email.

This Proxy Statement and the accompanying solicitation materials are being mailed to all shareholders on or about October 1, 2008.

INFORMATION ABOUT THE ANNUAL MEETING

When is the Annual Meeting?

October 28, 2008, 10:00 a.m. (local time).

Where will the Annual Meeting be held?

The meeting will be held at Canaval y Moreyra 380, Ofic. 402, Edificio Torre Siglo XXI, San Isidro, Lima, Peru.

What items will be voted upon at the Annual Meeting?

You will be voting on the following matters:

1. To elect the Board of Directors for the Company to hold office until the next annual meeting (the current nominations are for C. Wendell Tewell, Eric Reehl, Luis Goyzueta, Carlos Alberto Pinto, and Steven Magami);

2. To amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock, par value $0.001, or the Common Stock, of the Company from 250,000,000 shares to 325,000,000 shares;

3. To reaffirm the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s independent registered public accounting firm for the next year;

4. To adjourn or postpone the Annual Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to adopt the foregoing proposals; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Who can vote?

Only holders of record of our Common Stock at the close of business on September 26, 2008 will be entitled to notice of and to vote at the Annual Meeting and any adjournments of the Annual Meeting. You are entitled to one vote for each share of Common Stock held on that date. As of September 26, 2008, there were 172,374,699 shares of our Common Stock outstanding and entitled to vote at the shareholders Annual Meeting.

YOUR BOARD OF DIRECTORS HAS APPROVED EACH OF THE PROPOSALS SET FORTH HEREIN.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS, AMENDMENT OF THE ARTICLES OF INCORPORATION AND REAFFIRMATION OF MOORE STEPHENS WURTH FRAZER AND TORBET, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE NEXT YEAR.

How do I vote by proxy?

You may vote your shares by mail by marking, signing and dating the enclosed form of proxy as promptly as possible and returning it in the enclosed postage-paid envelope. A pre-addressed, postage-paid envelope is provided for this purpose. Alternatively, you may vote your shares by marking, signing and dating the enclosed form of proxy as promptly as possible and returning it by fax to (702) 433-1979 or by email to jamies@pacificstocktransfer.com.

If you return your signed form of proxy before the Annual Meeting, we will vote your shares as you direct. For each item of business, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting.

If you return your signed form of proxy but do not specify how you want to vote your shares, we will vote them:

•	“FOR” the Company’s Nominees for the Board of Directors;

•	“FOR” the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 shares to 325,000,000 shares;

•	“FOR” the ratification of the Company’s independent public accountants; and

•
“FOR” the adjournment or postponement of the Annual Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to adopt the foregoing proposals.

If any matters other than those set forth above are properly brought before the Annual Meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

How do I change or revoke my proxy?

You may revoke your proxy at any time before it is voted either by filing with the President of our Company, at our principal executive offices, a written notice of revocation or a duly executed form of proxy bearing a later date or by attending the Annual Meeting and expressing a desire to vote your shares in person. Our principal executive offices are located at 701 Brazos Street, Suite 1050, Austin, TX 78701. Our fax number is 202-261-3523 and our email address is balperstein@purebiofuels.com

What constitutes a “quorum” for the Annual Meeting?

The representation, in person or by proxy, of a majority of the outstanding shares of our Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. All form of proxies that are returned will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on, except as noted below. An abstention from voting or a broker non-vote will be used for the purpose of establishing a quorum, but will not be counted in the voting process. All form of proxies that are properly completed, signed and returned to the Company before the Annual Meeting, and that have no been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed.

How many votes are required?

•
The proposal for the election of all the Nominees to the Board of Directors will require a plurality of the votes cast by each of the holders of the shares of Common Stock present and entitled to vote at the Annual Meeting.

•
The proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 shares to 325,000,000 shares, will require the affirmative vote of at least a majority of the Company’s outstanding shares of Common Stock. Thus, any abstentions, “broker non-votes” (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), or other limited proxies will have the effect of a vote against amending and restating the Company’s Articles of Incorporation.

•
The ratification of the Company’s independent public accountants will require an affirmative vote of the majority of the votes cast in person or by proxy, provided that a quorum is present at the Annual Meeting.

•
The adjournment or postponement of the Annual Meeting will require an affirmative vote of the majority of the shares, the holders of which are either present in person or represented by proxy at the Annual Meeting.

Who pays for the solicitation of proxies?

We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

When are shareholder proposals for the 2009 annual meeting due?

Any shareholder proposals for the 2009 annual meeting must be received by us, directed to the attention of the Company’s President, Mr. Alberto Pinto, Pure Biofuels Corp., 701 Brazos Street, Suite 1050, Austin, TX 78701 no later than December 31, 2008. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with our Bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

PROPOSAL 1: ELECTION OF DIRECTORS.

(ITEM 1 ON THE FORM OF PROXY)

At the Annual Meeting of shareholders, a Board of Directors consisting of five members will be elected, each director to hold office until the next Annual Meeting of shareholders, or a successor is elected and qualified, or until a director resigns, is removed or becomes disqualified.

Our Board of Directors has nominated for election all five of the current members of the Board of Directors. The current nominations are for C. Wendell Tewell, Eric Reehl, Luis Goyzueta, Carlos Alberto Pinto, and Steven Magami. The nominees have consented to their nomination to the Board of Directors, and will serve if elected. However, if the nominees should become unavailable for election, the accompanying proxy will be voted in favor of holding a vacancy to be filled by our current directors. The Company has no reason to believe that C. Wendell Tewell, Eric Reehl, Luis Goyzueta, Carlos Alberto Pinto, or Steven Magami will be unavailable to serve as directors of our Board.

The following information is provided regarding the nominees for election to the Board of Directors and our executive officers.

Name	Position Held with our Company	Age	Date First Elected or Appointed
Luis Goyzueta	Chief Executive Officer and Director	33	July 26, 2006
C. Wendell Tewell	Chairman and Director	60	March 18, 2008
Gustavo Goyzueta	Chief Financial Officer	28	October 20, 2006
Steven Magami	Director	31	February 6, 2007
Alberto Pinto	President, Chief Operating Officer and Director	42	November 21, 2006
Eric Reehl	Director	44	September 12, 2007

Luis Goyzueta was appointed Chief Executive Officer of our Company on July 26, 2006 and has been a director of our Company since September 15, 2006. Mr. Goyzueta was a director of Urex Energy Corp., a Nevada corporation whose business primarily includes the acquisition and exploration of uranium mining properties, from August 31, 2005 to December 14, 2006. Prior to this, Mr. Goyzueta had over nine years experience working as an executive with natural resource companies in Peru, including Minera Inka Sol. Also, from January 2000 to August 2006 he was the General Manager of Interpacific Oil. S.A.C, which company was merged with Pure Biofuels del Peru S.A.C. a Peruvian corporation which is our 99.9% owned subsidiary. In addition, from January 1998 to January 2005, Mr. Goyzueta was a director of Compañia Minera Mória, a privately held mining company in Peru, and, from January 2002 to January 2005, Oiltech S.A.C., a petrochemical distributor. Mr. Goyzueta obtained a degree in Economics and Finance from Bentley College in Boston, Massachusetts.

C. Wendell Tewell was appointed Chairman of our Board of Directors and a director on March 18, 2008, as Plainfield Special Situations Master Fund Limited’s designee pursuant to an arrangement under an agreement, dated March 18, 2008, by and among our Company, Pure Biofuels del Peru, S.A.C., Palma Industrial S.A.C. and Plainfield Special Situations Master Fund Limited. Mr. Tewell has been a Senior Advisor to Plainfield Asset Management LLC since April 30, 2007. He has also served as a director of BioEnergy International since September 11, 2007. For much of his career, Mr. Tewell has been involved in the finance and operation of transportation assets and the development of energy and infrastructure projects. From 1999 to 2006, Mr. Tewell was with GATX where he was Chief of Staff and responsible for American Steamship, their Great Lakes shipping company. From 1996 to 1998, Mr. Tewell was President and CEO of Triton Container International, the largest container lessor in the world. Before Triton, Mr. Tewell was with GE Capital where he started project finance for Asia and was Acting President of GE Capital Asia Pacific. He also has worked at various financial institutions in leasing and project finance. Mr. Tewell earned an MBA in finance from the University of Michigan and a BA in Economics with Honors from Trinity College.

Gustavo Goyzueta was appointed Chief Financial Officer of our Company on October 20, 2006. Mr. Goyzueta served as a Director of our Company from November 21, 2006 until February 6, 2007. In addition, Mr. Goyzueta has held manager positions with Oiltech S.A.C. and Software S.A. since 2000. While working for these companies, he conducted investment analysis, negotiated terms, coordinated treasury functions and capital budgeting. Mr. Goyzueta obtained a B.Sc. in Finance from Bentley College in Boston, Massachusetts.

Steven Magami has been a director of our Company since February 6, 2007. Mr. Magami resigned as President of our Company on April 27, 2008, effective on June 1, 2008. Mr. Magami was our President since May 11, 2007. Mr. Magami held the position of Chief Strategy Officer from February 6, 2007 until May 11, 2007. Since 2006, Mr. Magami has been a Partner of ARC Investment Partners, LLC, a los Angeles-based private equity firm. In addition, from November 2007 Mr. Magami has served as the Chairman of the Board of Stratos Renewables Corporation.  Mr. Magami has led a career as a private equity investor and operations executive, focused on the alternative energy and financial services industries. Mr. Magami’s experience in the biodiesel industry is extensive having both covered the industry as a private equity investor and served as an Officer of Safe Renewables, where he headed business and corporate development. From 2000 until 2006, Mr. Magami was Principal of Lovell Minnick Partners, a private equity firm managing $350 million of assets.

Alberto Pinto was appointed as Chief Operating Officer and a director of our Company on November 21, 2006, and President on July 9, 2008. Mr. Pinto has over 19 years of experience in the oil and shipping industries. He is the founder of a number of leading shipping and commodity trading companies in Peru, including Orion del Pacifico S.A.C., Trimarine Corporation S.A. and Interpacific Oil S.A.C. Mr. Pinto serves as the President of Ocean Marine S.A.C., a leading shipping and oil and gas products distribution company based in Peru since 1998, where he is responsible for the development of the company. Mr. Pinto obtained a Bachelors degree in Business Administration and a Masters in Business Administration from the Boston University School of Management in 1989.

Eric Reehl was appointed as a director of our Company on September 12, 2007, as Plainfield Special Situations Master Fund Limited’s designee pursuant to an arrangement under a securities purchase agreement, dated September 12, 2007, by and among our Company, Plainfield Special Situations Master Fund Limited, Plainfield Peru I LLC, and Plainfield Peru II LLC. Mr. Reehl is a Managing Director of Plainfield Asset Management LLC and has been with the firm since 2006. Prior to joining Plainfield, from 2004 to 2006, Mr. Reehl led the Direct Lending Group in New York for CSG Investments, Inc., a wholly owned subsidiary of Beal Bank of Dallas, Texas, where he was responsible for collateralized direct lending originations. From 2002 to 2004, Mr. Reehl was a director in the financial restructuring group of Ernst & Young Corporate Finance LLC (now a division of Macquarie Securities). From 1992 to 2002, Mr. Reehl was a Managing Director with Woodhaven Investors, Inc., a private equity firm in New York, where he was responsible for originating, closing, monitoring, and in some cases acting as a temporary executive for various portfolio companies. From 1989 to 1992, Mr. Reehl served first as Treasurer and later as Head of Corporate Development for Consolidated Capital, Inc. and its successor ConCap Equities, Inc. of Dallas, TX, a syndicator of real estate limited partnerships with $1.2 billion in assets, which successfully reorganized in bankruptcy. From 1988 to 1989, Mr. Reehl worked in the restructuring group at Arthur Young & Company in Houston, TX. Mr. Reehl received a B.S. in business in 1986 and an M.B.A. in 1987 from University of Texas at Austin.

CORPORATE GOVERNANCE

Board and Committee Meetings

Board Meetings

Our Board of Directors held two formal meetings during the year ended December 31, 2007, namely July 26, 2007 and May 11, 2007. All other proceedings of the Board of Directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Director Independence

For the year ended December 31, 2007, since we do not have any independent directors, as defined by the Nasdaq Rules, we currently do not have an audit, nominating or a compensation committee or committees performing similar functions. Our entire Board of Directors makes decisions with respect to nominations, compensation and audit matters.

Board Nomination Process

There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors.

Audit Committee

We do not have a separate audit committee of the Board of Directors.

Audit Committee Report

Since we do not have an Audit Committee, our entire Board of Directors has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2007 with management of the Company.  The Board of Directors also discussed with Moore Stephens Wurth Frazer and Torbet, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” the Board of Directors has received and reviewed the required written disclosures and a confirming letter from Moore Stephens regarding their independence, and has discussed the matter with Moore Stephens.

Based upon its review and discussions of the foregoing, the Board of Directors agreed that the Company’s audited financial statements for the year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Board of Directors
Luis Goyzueta
C. Wendell Tewell
Steven Magami
Alberto Pinto
Eric Reehl

Audit Committee Financial Expert

Our Board of Directors has determined that it does not have an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We also believe that each member of our Board of Directors is financially literate and possesses sufficient experience, both professionally and by virtue of his service as a director of the Company, to be fully capable of discharging his duties as a member of our Board of Directors. However, none of the members of our Board of Directors has a professional background in accounting or “preparing, auditing, analyzing or evaluating financial statements.” In addition, at this time, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. If our Board of Directors determines that it requires additional financial expertise, it will either engage professional advisers or seek to recruit a member who would qualify as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Shareholder Communications with the Board of Directors

Shareholders who wish to communicate with the Board of Directors or a particular director may send a letter to the President of our Company at 701 Brazos Street, Suite 1050, Austin, TX 78701. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual directors. The President will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Ethics

Effective April 20, 2005, our Board of Directors adopted a Code of Business Conduct and Ethics that applies to our executive officers, Principal Accounting Officer, Controller and Secretary as well as persons performing similar functions. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1. honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2. full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

3. compliance with applicable governmental laws, rules and regulations;

4. the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

5. accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our senior officers commit to timely, accurate and consistent disclosure of information; that they maintain confidential information; and that they act with honesty and integrity.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly senior officers, have a responsibility for maintaining financial integrity within our Company, consistent with generally accepted accounting principles, and federal and state securities laws. Any senior officer who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to us. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our policy to retaliate against any individual who reports in good faith the violation or potential violation of our Company's Code of Business Conduct and Ethics by another.

Our Code of Business Conduct and Ethics was filed with the SEC on April 29, 2005, as Exhibit 14.1 to our Annual Report on Form 10-KSB. We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to: Pure Biofuels Corp., 701 Brazos Street, Suite 1050, Austin, TX 78701.

EXECUTIVE COMPENSATION

The following table sets forth information in respect of the compensation of the Principal Executive Officer, and our three most highly compensated executive officers who were serving as executive officers as of December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (10)		All Other Compensation ($)	Total ($)
Luis Goyzueta (1) (2) Chief Executive Officer and Director	2007 2006	250,000 40,000	- -	899,398 -	(3)	- 230,000	1,149,398 270,000
Steven Magami(4) Director and former President	2007 2006	200,000 -	50,000 -	449,699 -	(5)	- -	699,699 -
Gustavo Goyzueta(6) Chief Financial Officer	2007 2006	150,000 37,500	- -	899,398 -	(7)	- -	1,049,398 37,500
Alberto Pinto(8) President and Chief Operating Officer	2007 2006	180,000 45,000	- -	899,398 -	(9)	- -	1,079,398 45,000

(1) Mr. Goyzueta became the Chief Executive Officer of our Company on July 26, 2006, and a director of our Company on September 15, 2006.

(2) Mr. Goyzueta was paid a consulting fee of $230,000 in connection with past services provided to Pure Biofuels del Peru S.A.C., a 99% owned subsidiary of our company pursuant to a share exchange agreement.

(3) On June 11, 2007, Mr. Goyzueta was granted options to purchase 3,500,000 shares of our Common Stock. The options have an exercise price of $0.60.

(4) Mr. Magami has been a director of our Company since February 6, 2007. Mr. Magami was the President of our Company from May 11, 2007 until June 1, 2008.

(5) On June 11, 2007, Mr. Magami was granted options to purchase 1,750,000 shares of our Common Stock. The options have an exercise price of $0.60.

(6) Mr. Goyzueta became the Chief Financial Officer of our Company on October 20, 2006.

(7) On June 11, 2007, Mr. Goyzueta was granted options to purchase 3,500,000 shares of our Common Stock. The options have an exercise price of $0.60.

(8) Mr. Pinto became the Chief Operating Officer and a director of our Company on November 21, 2006 and the President on July 9, 2008.

(9) On June 11, 2007, Mr. Pinto was granted options to purchase 3,500,000 shares of our Common Stock. The options have an exercise price of $0.60.

(10) The amounts included in the “Option Awards” column represent the compensation cost recognized by us in 2007 related to stock option awards to directors, computed in accordance with SFAS No. 123R. For a discussion of valuation assumptions, see Note 12 to our consolidated financial statements. 25% of the options granted to directors in 2007 vested immediately and 12.5% of the options granted vested on the 6 month anniversary of June 11, 2007, the Grant Date.

Compensation Arrangements

Luis Goyzueta

On June 11, 2007, our Company’s Board of Directors approved a compensation arrangement for Luis Goyzueta. Under this arrangement, Mr. Goyzueta receives a salary of $250,000 per year, of which $120,000 is paid pursuant to an employment agreement with Pure Biofuels del Peru S.A.C., dated September 1, 2006, and an additional $130,000 is paid pursuant to a services agreement entered into between Pure Biofuels del Peru and Ocean Marine S.A.C. dated August 6, 2007. The compensation arrangement is retroactive to September 15, 2006. During the year ended December 31, 2007, we paid total compensation of $1,149,398 to Mr. Goyzueta. During the year ended December 31, 2006, we paid total compensation of $270,000 to Mr. Goyzueta.

Steven Magami

On June 22, 2007, we entered into an employment agreement with Mr. Magami, our former President and current director. The employment agreement provides for, among other things, a salary of $100,000 per year effective as of May 11, 2007, the date Mr. Magami became President, plus a bonus in the amount of up to 150% of the salary subject to the Company’s Board of Directors approval, and a one year term renewable automatically each year for successive one year terms. The employment agreement acknowledges that Mr. Magami had been accruing the $100,000 per year salary since February 6, 2007, the date he became a director of our Company. If the Company terminated Mr. Magami without cause, other than due to death, permanent disability or nonrenewal of the employment agreement, Mr. Magami would have received (1) accrued but unpaid base salary and bonus, and reimbursable business expenses; and (2) payment equivalent to base salary for one year. In addition, if a change of control had occurred before Mr. Magami’s resignation, Mr. Magami would have been entitled to 100% acceleration of any unvested stock options. On September 12, 2007, the Company and Mr. Magami, entered into an amendment to the employment agreement dated June 22, 2007, pursuant to which Mr. Magami’s salary was increased from $100,000 per year to $200,000 per year. During the year ended December 31, 2007, we paid total compensation of $699,699 to Mr. Magami. On June 1, 2008 we entered into a agreement with Mr. Magami pursuant to which Mr. Magami resigned his position as President of the Company effective June 1, 2008. The Company agreed to pay severance compensation equal to $133,356.41 payable over a six month period and acknowledged that Mr. Magami had been awarded 1,750,000 nonstatutory stock options from the Company subject to and conditioned upon the terms of the Nonstatutory Stock Option Agreement dated June 11, 2007. The parties agreed that Mr. Magami will be entitled to exercise these stock options as stated and established in the aforementioned Nonstatutory Stock Option Agreement.

Gustavo Goyzueta

On June 11, 2007, the Company’s Board of Directors approved a compensation arrangement for Gustavo Goyzueta, our Chief Financial Officer. Under this arrangement, Mr. Goyzueta receives a salary of $150,000 per year, of which $60,000 is paid pursuant to an employment agreement with Pure Biofuels del Peru, dated September 1, 2006, and an additional $90,000 is paid pursuant to a services agreement entered into between Pure Biofuels del Peru and Ocean Marine, dated August 6, 2007. The compensation arrangement is retroactive to September 15, 2006. During the year ended December 31, 2007, we paid total compensation of $1,049,398 to Mr. Goyzueta. During the year ended December 31, 2006, we paid $37,500 to Mr. Goyzueta.

Alberto Pinto

On June 11, 2007, the Company’s Board of Directors approved a compensation arrangement for Alberto Pinto, our Chief Operating Officer. Under this arrangement, Mr. Pinto will receive a salary of $180,000 per year, of which $60,00 will be paid pursuant to an employment agreement to be entered into with Pure Biofuels del Peru, and an additional $120,000 is paid pursuant to a services agreement entered into between Pure Biofuels del Peru and Ocean Marine, dated August 6, 2007. This compensation shall be payable retroactive to September 15, 2006. During the year ended December 31, 2007, we paid total compensation of $1,079,398 to Mr. Pinto. During the year ended December 31, 2006, we paid $45,000 to Mr. Pinto. Mr. Pinto is not receiving any further compensation for his services as President of our Company.

On August 13, 2007, we entered into the above-referenced services agreement with Ocean Marine. Luis Goyzueta, Alberto Pinto and Gustavo Goyzueta are affiliates of Ocean Marine.

Other Arrangements or Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers. Our directors and executive officers may receive stock options under the Company’s Stock Option and Award Plan (the “Plan”). In 2006, the Company initially reserved an aggregate of 18,000,000 shares of the Company’s Common Stock (the “Available Shares”) for issuance pursuant to the exercise of stock options. On April 27, 2007, our Board of Directors amended and restated our Plan to increase the number of Available Shares from a total of 18,000,000 to 21,000,000, subject to shareholder approval which was obtained in November 19, 2007.

The Plan provides for the granting at the discretion of the Board of Directors stock options, stock appreciation rights, stock awards, phantom stock, performance awards, and other stock-based awards. Participation in the plan is open to all employees, officers, and directors of, and other individuals providing bona fide services to or for the Company.

Grants of Stock Options

On June 11, 2007, the Company granted 14,000,000 Common Stock options exercisable at $0.98 per share to various officers and directors. The options expire in June 2017. On September 4, 2007, the Company re-priced these options reducing the exercise price from $0.98 to $0.60. 25% of the options granted in 2007 vested immediately and 12.5% of the options granted vested on the 6 month anniversary of June 11, 2007, the Grant Date.

The following summarizes the stock options transactions for the year ended December 31, 2007:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Outstanding, December 31, 2006	-
Granted	14,000,000	$0.60
Outstanding, December 31, 2007	14,000,000	$0.60	9.45	$-
Exercisable, December 31, 2007	5,250,000	$0.60	9.45	$-

Potential Payments Upon Termination or Change in Control

Pursuant to the Severance Agreement entered into with Mr. Magami on June 1, 2008, pursuant to which Mr. Magami resigned his position as President of the Company, the Company acknowledged that Mr. Magami had been awarded 1,750,000 nonstatutory stock options from the Company subject to and conditioned upon the terms of the Nonstatutory Stock Option Agreement dated June 11, 2007. The parties agreed that Mr. Magami will be entitled to exercise these stock options as stated and established in the aforementioned Nonstatutory Stock Option Agreement.

Other than as described above, we have not entered into any severance agreements or any other type of termination or change in control agreements with any of our named executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to unexercised options, options that have not vested and equity incentive plan awards for our named executive officers:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Luis Goyzueta (1) (2) Chief Executive Officer and Director	1,312,500	2,187,500	2,187,500	0.60	06/11/2017

Steven Magami(1) (3) Director and former President	656,250	1,093,750	1,093,750	0.60	06/11/2017

Gustavo Goyzueta (1) (4) Chief Financial Officer	1,312,500	2,187,500	2,187,500	0.60	06/11/2017

Alberto Pinto (1) (5) President and Chief Operating Officer	1,312,500	2,187,500	2,187,500	0.60	06/11/2017

(1) On June 11, 2007 (the “Grant Date”) we entered into non statutory stock option agreements (the “Agreements”) with Luis Goyzueta, our Chief Executive Officer and a Director, Gustavo Goyzueta, our Chief Financial Officer, Alberto Pinto, our President, Chief Operating Officer and a Director, and Steven Magami, our former President and a Director (each, an “Optionee”), under our Stock Option and Award Plan (the “Plan”). On September 4, 2007, our Company and each of the Optionees amended the Agreements under the Plan, in order to (1) reduce the exercise price of shares issued under the Plan from $0.98 per share to the greater of (i) $0.60, or (ii) the Fair Market Value (as defined in the Plan) of our Company’s Common Stock on the date that the Board of Directors approves the amendment. The Options are exercisable in accordance with the following schedule: (a) 25% of the Options are exercisable on the Grant Date, and (b) 12.5% of the Options become exercisable on each six month anniversary of the Grant Date, through the third anniversary of the Grant Date. The Options expire on June 9, 2017, the last business day coincident with or prior to the 10th anniversary of the Grant Date, unless fully exercised or terminated earlier.

(2) The total number of shares Mr. Goyzueta may purchase is 3,500,000 at an exercise price of $0.60 per share. The options expire at 5:00 pm Eastern Time on the last business day coincident with or prior to the 10th anniversary of the Grant Date, unless fully exercised or terminated earlier.

(3) The total number of shares Mr. Magami may purchase is 1,750,000 at an exercise price of $0.60 per share.

(4) The total number of shares Mr. Goyzueta may purchase is 3,500,000 at an exercise price of $0.60 per share. The options expire at 5:00 pm Eastern Time on the last business day coincident with or prior to the 10th anniversary of the Grant Date, unless fully exercised or terminated earlier.

(5) The total number of shares Mr. Pinto may purchase is 3,500,000 at an exercise price of $0.60 per share. The options expire at 5:00 pm Eastern Time on the last business day coincident with or prior to the 10th anniversary of the Grant Date, unless fully exercised or terminated earlier.

DIRECTOR COMPENSATION

The following table provides compensation information for persons who served on our Board of Directors in 2007, except for Messrs. Luis Goyzueta, Steven Magami and Alberto Pinto. Compensation received by Messrs. Goyzueta, Magami and Pinto is included in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Eric Reehl(2)	-	-	-

C. Wendell Tewell(3)	-	-	-

Adam Roseman (4) (5)	50,000	449,699	499,699

(1) The amounts included in the “Option Awards” column represent the compensation cost recognized by us in 2007 related to stock option awards to directors, computed in accordance with SFAS No. 123R. For a discussion of valuation assumptions, see Note 12 to our consolidated financial statements included in our Annual Report. 25% of the options granted to directors in 2007 vested immediately and 12.5% of the options granted vested on the 6 month anniversary of June 11, 2007, the Grant Date.

(2) Mr. Reehl became a director of our Company on September 12, 2007.

(3) Mr. Tewell became a director and the Chairman of the Board of our Company on March 18, 2008.

(4) Mr. Roseman was a director and the Chairman of the Board of our Company from February 6, 2007 until March 14, 2008. On June 11, 2007, our Company’s Board of Directors approved a compensation arrangement for Mr. Roseman, pursuant to which Mr. Roseman received compensation in the aggregate of $50,000 per year, retroactive to February 6, 2007, for his services as Chairman of the Board of Directors. At the time of his resignation 656,250 of the options granted to Mr. Roseman had vested. Due to Mr. Roseman’s resignation, the options that are exercisable (656,250) will expire 36 months following his resignation.

We reimburse our directors for expenses incurred in connection with attending board meetings. Except for fees of $50,000 paid and stock options granted to Mr. Roseman, we did not pay any other director’s fees or other cash compensation for services rendered as a director for the year ended December 31, 2007.

Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Except for Mr. Roseman, no director received and/or accrued any compensation for his services as a director and/or special assignments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Equity Compensation Plan Information

As of December 31, 2007 we have one compensation plan in place, entitled 2006 Stock Option and Award Plan. This plan was approved by our security holders on November 19, 2007.

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted-Average exercise price of outstanding options	Number of securities remaining available for further issuance
2006 Stock Option and Award Plan	21,000,000	$0.60	7,000,000

During May 2008, we issued 2,440,000 stock options to employees with an exercise price of $0.60 per share.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of September 5, 2008, certain information with respect to the beneficial ownership of our Common Stock by (1) each person we know to own beneficially more than 5% of our Common Stock, (2) each person who is a director, (3) each of our named executive officers, and (4) all of our executive officers and directors as group. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percentage of Class(1)
Luis Goyzueta (2) c/o Calle Los Euchariz 150 Dpto 201 Monterrico, Surco Lima 33, Peru	5,752,990	3.3%

Steven Magami (3) c/o ARC Investment Partners LLC 9440 Little Santa Monica Blvd. Suite 401 Beverly Hills, CA 90210	2,225,000	1.3%

Alberto Pinto (2) Calle Bolivar 402, Of 301 Miraflores, Lima, Peru	4,354,333	2.5%

Gustavo Goyzueta (2) Av. La Merced 810 Surco, Lima, Peru	3,251,500	1.9%

Eric Reehl c/o Plainfield Asset Management LLC 55 Railroad Avenue Greenwich, CT 06830	—	—

C. Wendell Tewell c/o Plainfield Asset Management LLC 55 Railroad Avenue Greenwich, CT 06830	—	—

Plainfield Asset Management LLC (4) 55 Railroad Avenue Greenwich, CT 06830	141,717,098	63.4%

All current Directors and Executive Officers as a Group (6 persons)(2)	14,036,816	7.9%

(1) Based on 171,435,923 shares of Common Stock issued and outstanding as of September 5, 2008. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Includes 1,750,000 vested but unexercised options.

(3) 1,350,000 shares are owned by SGM Capital, LLC, for which Mr. Magami serves as managing member and has investing and dispositive control. The remaining 875,000 shares are vested but unexercised options.

(4) These shares are owned directly by Plainfield Peru II LLC, a Delaware limited liability company, and indirectly by Plainfield Special Situations Master Fund Limited, Plainfield Asset Management LLC and Max Holmes. Plainfield Special Situations Master Fund Limited, a Cayman Islands exempted company, or Plainfield, is the sole member of Plainfield Peru II LLC. Plainfield Asset Management LLC, a Delaware limited liability company, is the manager of Plainfield. Max Holmes, an individual, is the chief investment officer of Plainfield Asset Management LLC. Each of Plainfield Asset Management LLC and Max Holmes disclaims beneficial ownership of all such shares. Includes 52,033,333 shares issuable upon conversion of the convertible notes owned by Plainfield Peru I LLC, a Delaware limited liability company and a wholly-owned subsidiary of Plainfield Special Situations Master Fund Limited.

Changes in Control

As of September 5, 2008, Plainfield and its affiliates owned (1) 89,683,765 shares of our Company’s Common Stock, or approximately 52.3% or our outstanding Common Stock; and (2) $15,610,000 aggregate principal amount of notes convertible into 52,033,333 shares of our Company’s Common Stock at a conversion price of $0.30. If Plainfield and its affiliates were to convert the notes into shares of our Common Stock, they would own approximately 63.4% of our Common Stock.

Except as set forth above, we are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who beneficially own more than ten percent of our Common Stock, to file initial reports of ownership and reports of changes in ownership of our Common Stock and our other equity securities with the SEC. In 2007, Mr. Roseman's Form 3 was not timely filed. In addition, one transaction involving Mr. Goyzueta, one transaction involving Mr. Pinto, two transactions involving Mr. Magami, two transactions involving Mr. Roseman and one transaction involving Plainfield Asset Management LLC were not timely reported on Form 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Family Relationships

Other than as listed below, there are no family relationships between any of our directors and executive officers.

Luis Goyzueta, our Chief Executive Officer and a director of our Company, is brother to Gustavo Goyzueta, our Chief Financial Officer.

Related Transactions

Other than as listed below, during our last fiscal year we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of our average total assets for the last three fiscal years, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Equity Arrangement with Affiliates

On February 6, 2007, our Company, Luis Goyzueta, and certain shareholders (the “Transferring Shareholders”), entered into an agreement with ARC Investment Partners (“ARC”), Tapirdo Enterprises, LLC (“Tapirdo”), and SGM Capital, LLC (“SGM”), pursuant to which the Transferring Shareholders agreed to transfer (1) 3,000,000 shares of our Company’s Common Stock to ARC, (2) 2,000,000 shares of our Company’s Common Stock to Tapirdo, and (3) 1,000,000 shares of our Company’s Common Stock to SGM, upon the completion by our Company of a financing of no less than $7.5 million.

On June 22, 2007, our Company, the Transferring Shareholders, ARC, Tapirdo, SGM, and U.S. Bank National Association, entered into an escrow agreement pursuant to which the Transferring Shareholders will transfer the shares upon the Company entering into a financing transaction, as referred to above.

On April 19, 2007, our Company closed a $3.0 million financing entitling ARC, Tapirdo and SGM to their respective portions of 40% of the Shares.

On September 12, 2007, our Company closed a $30.0 million financing entitling ARC, Tapirdo and SGM to the remaining 3,600,000 shares which were allocated 1,565,000, 1,085,000 and 950,000 shares, respectively.

Interpacific Merger

On May 11, 2007, we entered into a binding letter of intent with Interpacific Oil SAC, a Peruvian corporation (“Interpacific”), and its shareholders, Luis Goyzueta, Alberto Pinto and Patrick Orlando, which provided for the acquisition by us of either all the assets or all the capital stock of Interpacific. Each of Luis Goyzueta, Chief Executive Officer and director of our Company, and Alberto Pinto, Chief Operating Officer and director of our Company, were Interpacific Stockholders. The shares of Common Stock issued on behalf of the shares of Interpacific capital stock held by Luis Goyzueta were issued to Luis Goyzueta’s father, Luis F. Goyzueta.

On December 4, 2007, our Company, Pure Biofuels del Peru S.A.C., a Peruvian corporation and 99.9% owned subsidiary of our Company (“Pure Biofuels del Peru”), Interpacific, and certain stockholders of Interpacific (the “Interpacific Stockholders”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Pure Biofuels del Peru acquired all of the outstanding capital stock of Interpacific, with Pure Biofuels del Peru continuing as the surviving corporation. The merger was consummated contemporaneous with the signing and filing of the Merger Agreement as of such date with the Peruvian Public Registry in accordance with the relevant provisions of Peru law.

Pursuant to the Merger Agreement, the outstanding capital stock of Interpacific will be converted into the right to receive merger consideration (the “Merger Consideration”), and consisting of the following: (i) up to $6,300,000, payable with (A) $700,000  in cash, certified or bank check or wire transfer of immediately available funds and (B) up to 9,333,333 shares of Common Stock and (ii) a five year warrant to purchase up to 2,925,000 shares of Common Stock, at an exercise price of $0.47.

The Merger Agreement contained customary representations and warranties and covenants. The consummation of the transaction was conditioned, among other things, upon approval by the Interpacific Stockholders by the requisite vote under Peru law and Interpacific’s Articles of Incorporation and Bylaws, which vote has been obtained.

On January 23, 2008, our Company, Pure Biofuels del Peru, Interpacific and the Interpacific Stockholders entered into an amendment to the Merger Agreement (the “Amendment”). Pursuant to the Amendment, $700,000 cash consideration and 2,166,667 shares of Common Stock payable to the Interpacific Stockholders in consideration of the merger was payable within three days of the execution of the Amendment instead of 90 days after closing, as contemplated by the Merger Agreement. To date, no other consideration has been paid pursuant to the Merger Agreement.

Although the acquisition of Interpacific did not occur until December 4, 2007, under Peruvian law, since September 1, 2007, Interpacific and Pure Biofuels del Peru were operated as one company.

Stock-Based Compensation

On June 11, 2007, or the Grant Date, our Board of Directors approved the grant of options to purchase an aggregate of 14,000,000 shares of Common Stock, or the Options, at an exercise price per share equal to $0.98, the average of the high bid and low ask prices on the Grant Date, quoted on the OTC Bulletin Board Service, to the Chairman of the Board and the Company’s Executive Officers. On September 4, 2007, the Company re-priced the Options reducing the exercise price from $0.98 to $0.60. The Options are exercisable in accordance with the following schedule: (a) 25% of the Options are exercisable on the Grant Date, and (b) 12.5% of the Options become exercisable on each six month anniversary of the Grant Date, through the third anniversary of the Grant Date. The Options expire on June 9, 2017, the last business day coincident with or prior to the 10th anniversary of the Grant Date, unless fully exercised or terminated earlier.

The following table sets forth the allocation of these Options:

Name and Position	Number of Options
Luis Goyzueta, Chief Executive Officer	3,500,000
Gustavo Goyzueta, Chief Financial Officer	3,500,000
Carlos Alberto Pinto, Chief Operating Officer	3,500,000
Steven Magami, former President	1,750,000
Adam Roseman, former Chairman of the Board	1,750,000

On March 14, 2008, Adam Roseman resigned as chairman of our Board of Directors. As of March 14, 2008, 656,250 of Mr. Roseman’s options had vested. Due to Mr. Roseman’s resignation, the options that are exercisable (656,250) will expire 36 months following his resignation.

On April 27, 2008, Steven Magami resigned as President of our Company, effective June 1, 2008. As a result of the Severance Agreement entered into between the parties on June 1, 2008, Mr. Magami will be entitled to exercise his stock options as stated and established in the Nonstatutory Stock Option Agreement dated June 11, 2007.

Compensation Arrangements

On June 11, 2007, the Company’s Board of Directors approved the following compensation arrangements for the Chairman of the Board and the Executive Officers:

Luis Goyzueta will receive in the aggregate of $250,000 per year, of which $120,000 is being paid pursuant to an employment agreement with Pure Biofuels del Peru, and an additional $130,000 is paid pursuant to a services agreement entered into between Pure Biofuels del Peru and Ocean Marine. This compensation shall be payable retroactive to September 15, 2006.

Gustavo Goyzueta will receive in the aggregate of $150,000 per year, of which $60,000 is paid pursuant to an employment agreement with Pure Biofuels del Peru and an additional $90,000 is paid pursuant to a services agreement entered into between Pure Biofuels del Peru and Ocean Marine. This compensation shall be payable retroactive to September 15, 2006.

Alberto Pinto will receive in the aggregate of $180,000 per year, of which $60,000 will be paid pursuant to an employment agreement to be entered into with Pure Biofuels del Peru and an additional $120,000 is paid pursuant to a services agreement entered into between Pure Biofuels del Peru and Ocean Marine. This compensation shall be payable retroactive to September 15, 2006.

On August 6, 2007, we entered into the above-referenced services agreement with Ocean Marine. Luis Goyzueta, Alberto Pinto and Gustavo Goyzueta are affiliates of Ocean Marine.

Adam Roseman received compensation in the aggregate of $50,000 per year, retroactive to February 6, 2007, for his services as our former Chairman of the Board of Directors. On March 14, 2008, Mr. Roseman resigned as the chairman of our Board of Directors.

Steven Magami received compensation in the aggregate of $100,000 per year, retroactive to February 6, 2007, for his services as our former President. On September 12, 2007, our Company and Steven Magami, the Company’s President, entered into an amendment to the employment agreement dated June 22, 2007. Pursuant to the Amended Employment Agreement, Mr. Magami’s salary was increased from $100,000 per year to $200,000 per year. On April 27, 2008, Mr. Magami resigned as the President of our Company, effective June 1, 2008. The Company and Mr. Magami agreed to severance compensation equal to $133,356.41. This severance compensation will be payable over a six month period.

ARC and Tapirdo Registration Rights Agreement

On September 12, 2007, our Company entered into a registration rights agreement (the “ARC Registration Rights Agreement”) with ARC, Tapirdo (an affiliate of Adam Roseman, our former Chairman of the Board), and SGM (an affiliate of Steven Magami, our former President and Director) (collectively, the “ARC Holders”) in which our Company granted to each of the ARC Holders the right to request two demand registrations. In addition, the ARC Holders were granted certain shelf registration and piggyback registration rights.

Plainfield Debt and Equity Transactions

Loan Agreement

In order to finance the construction of the Callao Port Facility, on September 12, 2007, we, as Guarantor, entered into a $20,000,000 loan agreement (the “Loan Agreement”), with Pure Biofuels Del Peru S.A.C. and Palma Industrial S.A.C., each a 99.9% owned subsidiary of our Company (the “Borrowers”), the lender party thereto and Plainfield Special Situations Master Fund Limited, a Cayman Islands corporation, as administrative agent, or Plainfield.

On March 13, 2008, we and the Borrowers entered into an agreement with Plainfield as lender and administrative agent. Pursuant to the Agreement, the Borrowers drew down the remaining $818,000 (the “Additional Loan”) under the Loan Agreement.

In consideration for Plainfield funding the additional money to us, the Borrowers agreed to (1) execute and deliver all amendments and reaffirmations of the Loan Agreement and related documents and take all such other actions as Plainfield requires in connection with the making of the Additional Loan; (2) reset the exercise price of Plainfield’s warrants to purchase 59,104,912 shares of the Company’s Common Stock from $0.60 to $0.30; (3) take all actions necessary to (a) increase the number of directors on the Board of Directors of our Company that are Plainfield designees from 1 to either 2 or 3, at the sole discretion of Plainfield Peru I LLC, a Delaware limited liability company (“LLCI”), and Plainfield Peru II LLC, a Delaware limited liability company (“LLCII” and together with LLCI, the “Purchaser”), (b) cause C. Wendell Tewell to be elected the chairman of the Board of Directors of our Company and (c) provide such designated directors with certain blocking rights they may specify; and (4) pay all costs and expenses paid or incurred by Plainfield in connection with the foregoing within five days following written notice from Plainfield of the amount so incurred or paid by Plainfield.

On April 18, 2008, we, as Guarantor, entered into a Second Amendment to the Loan Agreement (the “Amendment”) with the Borrowers, Plainfield, as the Lender and administrative agent and the other credit parties thereto. The Amendment amends the Loan Agreement and certain related documents (together with the Loan Agreement, the “Loan Documents”).

Pursuant to the terms of the Amendment, available borrowings under the Loan Agreement were increased by $17,346,939, such that the maximum aggregate principal amount of loans available under the Loan Agreement is $37,346,939. Prior to the execution of the Amendment, the Company had borrowed $20,000,000 under the Loan Agreement. As of June 30, 2008, we had borrowed an additional $17,346,939 under the Loan Agreement.

Also, pursuant to the Amendment, interest under the Loan Agreement from and including March 12, 2008 to but excluding October 1, 2008, shall accrue and be due and payable in four equal installments to be paid on October 1, 2008, November 1, 2008, December 1, 2008 and January 1, 2009.

Obligations under the Loan Agreement are secured by liens on substantially all of the assets of our Company, the Borrowers and each of the Borrowers’ subsidiaries. However, pursuant to the Amendment, Plainfield agreed to release any liens or security interests on inventory (including raw materials, finished product, byproducts and inventory in process) and accounts receivable and the proceeds therefrom of the Borrowers.

Under the terms of the Amendment, our Company and the Borrowers agreed to (1) implement a trust arrangement with respect to the Collateral (as defined in the Loan Agreement) within 120 days of the effective date of the Amendment, (2) if requested by Plainfield and/or the Purchaser, recapitalize the debt and equity structure of the Borrowers and the other Credit Parties (as defined in the Loan Agreement) in order to cause the reduction of the amount outstanding under the Convertible Notes (as defined in the Loan Agreement), including, if requested by Plainfield, any collateral secured pursuant to the Convertible Note Documents (as defined in the Loan Agreement) and/or the Amendment) and an increase in the amount outstanding under the Loans in a manner satisfactory to Plainfield within 90 days of such request, (3) if requested by Plainfield, have our Company issue warrants to Plainfield to purchase an amount of shares of our Company’s Common Stock in an amount when exercised equal to $17,346,939 divided by an exercise price per share of our Company’s Common Stock to be determined but no greater than $0.30 (the “Warrant Issuance”) and in connection with the Warrant Issuance there will be grants of certain equity to management based on performance measures to be mutually agreed upon by our Company and Plainfield within 90 days of such request, and (4) amend our Company’s articles of incorporation to increase its authorized Common Stock in an amount sufficient to support the issuance of the Common Stock underlying the Warrant Issuance (the “Stock Authorization Amendment”) within 90 days of such request (or 120 days if the Securities and Exchange Commission reviews the preliminary proxy filed in connection therewith).

On August 5, 2008, LLCII and our Company executed a warrant exchange agreement (the “Warrant Exchange Agreement”). Under the terms of the Warrant Exchange Agreement, Plainfield agreed to exchange all of its Warrants and rights under the Warrant Issuance for 78,033,765 shares of our Company’s Common Stock. Upon the consummation of the agreement, all the Warrants and the right to receive the warrants under the Warrant Issuance were canceled.

Plainfield and its affiliates currently own (1) 89,683,765 shares of our Company’s Common Stock, or approximately 52.3% or our outstanding Common Stock; and (2) $15,610,000 aggregate principal amount of notes convertible into 52,033,333 shares of our Company’s Common Stock at a conversion price of $0.30. If Plainfield and its affiliates were to convert the notes into shares of our Common Stock, they would own approximately 63.4% of our Common Stock.

In addition, two of our Company’s five current directors, including the Chairman of the Board, are affiliates of Plainfield and Plainfield has the right to designate up to a total of three directors to our Company’s Board of Directors, which we have agreed will consist of no more than six directors.

Convertible Debt

On September 12, 2007, our Company entered into a securities purchase agreement (the “Purchase Agreement”), with the Purchaser, pursuant to which the Company agreed to sell to the Purchaser (1) 11,000,000 shares of the Company’s Common Stock (the “Shares”), (2) $10,000,000 aggregate principal amount of our 10%/12% senior convertible PIK election notes due September 12, 2012 (the “Notes”), and (3) warrants (the “Warrants,” and, together with the Shares and the Notes, the “Securities”) to purchase up to 56,938,245 shares of our Company’s Common Stock. The Notes are convertible into 16,666,667 shares of our Company’s Common Stock at the option of the holder of Notes at any time after November 19, 2007, the date when we obtained stockholder approval to increase the number of authorized shares of Common Stock of our Company from 93,750,000 to a number sufficient to support the issuance of the Common Stock underlying the Notes and the Warrants, and on or prior to September 12, 2012, at a conversion price of $0.60 per share. The conversion price is subject to adjustment in accordance with the terms of the Purchase Agreement. Our Company will pay interest on the Notes semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2008. On March 15, 2008, we issued a $610,000 aggregate principal amount of PIK Interest Notes and on September 15, 2008, we issued a $916,600 aggregate principal amount of PIK Interest Notes. Subject to the conversion rights set forth below, we are obligated to pay 100% of the principal amount of the Notes, plus accrued and unpaid interest, in cash on September 12, 2012 (the “Maturity Date”), provided, however, that our Company may, at its option, may elect to pay interest on the Notes (i) entirely in cash, or (ii) entirely by issuing additional Notes with an effective interest rate of 12% (“PIK Interest”). The first payment of interest shall be paid in PIK Interest. The Notes are senior unsecured obligations of our Company and rank equally in right of payment to our future senior indebtedness. The Notes also restrict us and our subsidiaries from incurring indebtedness or other obligations, including creating liens, merging, selling assets, making dividends, distributions or investments, entering into transactions with affiliates, making capital expenditures, modifying charter documents and issuing capital stock in the future, in each case subject to certain exceptions. Furthermore, our Company agreed to take all necessary actions to cause Erich Reehl to be elected as a director of the Board of Directors or our Company.

On March 26, 2008, we entered into a first amendment to the Purchase Agreement (the “Amended Purchase Agreement”) with Plainfield. The Amended Purchase Agreement amends the Purchase Agreement, pursuant to which the Company agreed to sell to Plainfield (i) the Shares, (ii) $10,000,000 aggregate principal amount of its 10%/12% senior convertible PIK election notes due September 12, 2012 (the “Original Notes”), and (iii) the Warrants to purchase up to 56,938,245 shares of Common Stock. Pursuant to the Amended Purchase Agreement, our Company agreed to sell to Plainfield $5,000,000 aggregate principal amount of its 10%/12% senior convertible PIK election notes due September 12, 2012 (the “Additional Notes”, and, together with the Original Notes, the “Notes”). The terms of the Additional Notes are substantially the same as the Original Notes except for the conversion price as described below.

The Additional Notes are convertible into 16,666,667 shares of Common Stock at the option of the holder of Additional Notes at any time after the Amendment Date and on or prior to September 12, 2012, at a conversion price of $0.30 per share. The conversion price is subject to adjustment in accordance with the terms of the Amended Purchase Agreement. Concurrent with the issuance of the Additional Notes, pursuant to the terms of the Amended Purchase Agreement, the conversion price of the Original Notes and $610,000 aggregate principal amount of PIK Interest Notes issued on March 15, 2008 as payment of interest on the Original Notes, was adjusted to $0.30.

We will pay interest on the Additional Notes semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2008. Subject to the conversion rights set forth below, our Company is obligated to pay 100% of the principal amount of the Additional Notes, plus accrued and unpaid interest, in cash on September 12, 2012 (the “Maturity Date”), provided, however, that our Company may, at its option, may elect to pay interest on the Additional Notes (i) entirely in cash, or (ii) entirely by issuing additional Notes with an effective interest rate of 12% (“PIK Interest Notes”). The first payment of interest shall be paid in PIK Interest Notes.

The Additional Notes are senior unsecured obligations of our Company and rank equally in right of payment to our Company’s future senior indebtedness. The Additional Notes also restrict our Company and its subsidiaries from incurring indebtedness or other obligations, including creating liens, merging, selling assets, making dividends, distributions or investments, entering into transactions with affiliates, making capital expenditures, modifying charter documents and issuing capital stock in the future, in each case subject to certain exceptions.

If there is an event of default on the Additional Notes, the principal amount of the Additional Notes, plus accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions set forth in the Additional Notes. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving our Company. It is an event of default under the Additional Notes if (i) our Company fails to pay accrued interest, principal amount or another amount with respect to the Notes when due; (ii) certain events of bankruptcy, insolvency or reorganization with respect to our Company specified in the Notes occur; (iii) our Company fails to pay when due any other indebtedness in excess of $100,000; (iv) any of the Transaction Documents (as defined in the Amended Purchase Agreement) shall cease to be in full force and effect; (v) our Company fails to make the payments on the Additional Notes required upon a Change of Control (as defined in the Purchase Agreement); (vi) certain judgments or decrees shall be entered against us or any of our subsidiaries in an amount exceeding $100,000; (vii) our Company defaults in the due performance or observance by it of any term, covenant or agreement contained in the Purchase Agreement; or (viii) any representation, warranty or statement made or deemed made by our Company in connection with the transaction shall prove to be untrue in any material respect on the date as of which made or deemed made.

Our Company also agreed to grant to Plainfield, within 90 days of the Additional Notes closing date (as defined in the Amended Purchase Agreement), security interests in such assets and Capital Stock of our Company’s Subsidiaries (as defined in the Purchase Agreement) as may be requested from time to time by the Purchaser. Failure to grant such interests shall give rise to an immediate Event of Default pursuant to the Amended Purchase Agreement and the Loan Agreement.

PROPOSAL 2: APPROVE AN AMENDMENT TO THE COMPANY’S ARTICLES OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK FROM 250,000,000 SHARES TO 325,000,000 SHARES.

(ITEM 2 ON THE FORM OF PROXY)

On September 9, 2008, and subject to approval of shareholders, the Board of Directors, believing it to be in the best interests of our Company and its shareholders, authorized an amendment of our Articles of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 shares to 325,000,000 shares. This summary is qualified in its entirety by reference to the full text of the Certificate of Amendment to the Articles of Incorporation of the Company which appears as Exhibit A to this Proxy Statement.

Under the terms of the debt and equity transactions entered with Plainfield, as of the date of this Proxy Statement, we agreed to, among other things, amend the Company’s Articles of Incorporation, if requested by Plainfield, to increase our authorized Common Stock in an amount sufficient to support the issuance of the Common Stock underlying the issue of the Notes and grants of certain equity to management based on performance measures to be mutually agreed upon by our Company and Plainfield within 90 days of such request. The amendment of our Articles of Incorporation must occur within 90 days of such request (or 120 days if the Securities and Exchange Commission reviews the preliminary proxy filed in connection therewith).

In addition, the authorization of additional shares of Common Stock will provide the Company the flexibility to seek additional capital through equity financings in a competitive environment from time to time in the future and to use equity, rather than cash, to complete acquisitions, from time to time in the future.

Increase in Authorized Common Stock of the Company. As of September 26, 2008, a total of 172,374,699 shares of our currently authorized 250,000,000 shares of Common Stock are issued and outstanding. We also have reserved an aggregate of 74,208,747 shares of Common Stock underlying the Notes, employee stock options and other convertible securities. The increase in the number of authorized but unissued shares of Common Stock would enable our Company, without further shareholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes. The number of authorized, non-designated shares of Common Stock available for issuance by our Company in the future has been reduced, and our Company’s flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of Common Stock has been severely diminished.

Possible Anti-Takeover Effect. In addition to financing purposes, the Company could also issue shares of Common Stock that may make more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or other means. When, in the judgment of the Board of Directors, this action will be in the best interest of the shareholders and our Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of our Company. Such shares also could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Common to vote either separately as a class or with the holders of our Company’s Common Stock, on any merger, sale or exchange of assets by our Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of our Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the shareholders of our Company. The issuance of new shares also could be used to entrench current management or deter an attempt to replace the Board of Directors by diluting the number or rights of shares held by individuals seeking to control our Company by obtaining a certain number of seats on the Board of Directors.

Except for potential equity financings, the shares reserved under the Amended and Restated 2006 Stock Option and Award Plan, approved by our security holders on November 19, 2007, the shares reserved under the Notes issued under the Securities Purchase Agreement entered into on September 12, 2007, and amended by an amendment executed on March 26, 2008, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are to be authorized.

Members of our management and Board of Directors holding an aggregate of 14,036,816 shares of Common Stock have indicated that they intend to vote in favor of each of the proposals contained in this Proxy Statement.

Under Nevada Law, our shareholders do not have any dissenters’ or appraisal rights with respect to the approval of the amendment of our Articles of Incorporation.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 250,000,000
SHARES TO 325,000,000 SHARES.

PROPOSAL NO. 3
REAFFIRM THE APPOINTMENT OF MOORE STEPHENS WURTH FRAZER AND
TORBET, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2008.

(ITEM 3 ON THE FORM OF PROXY)

Our Board of Directors has selected Moore Stephens Wurth Frazer and Torbet, LLP, Certified Public Accountants to serve as the Company’s independent registered public accounting firm for the current fiscal year, and the Board is asking shareholders to reaffirm that selection. Although current law, rules and regulations require our independent auditor to be engaged, retained and supervised by the Board of Directors, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Moore Stephens Wurth Frazer and Torbet, LLP for reaffirmation by shareholders as a matter of good corporate practice.

Representatives from Moore Stephens Wurth Frazer and Torbet, LLP will not be present at the Annual Meeting. Therefore, they will not be making a statement and will not be available to respond to any questions.

Aggregate fees billed to our Company for the year ended December 31, 2007 and 2006 by Moore Stephens Wurth Frazer and Torbet, LLP and Dale Matheson Carr-Hilton LaBonte LLP, respectively, were as follows:

Audit Fees

For the year ended December 31, 2007, the aggregate fees billed by Moore Stephens Wurth Frazer and Torbet, LLP for professional services rendered for the audit of our annual consolidated financial statements included in our annual report on Form 10-K and our Forms 10-Q were estimated to be approximately $100,000.

For the year ended December 31, 2006, the aggregate fees billed by Dale Matheson Carr-Hilton LaBonte LLP for professional services rendered for the audit of our annual consolidated financial statements included in our annual report on Form 10-KSB were estimated to be approximately $30,000.

Audit Related Fees

For the year ended December 31, 2007, the aggregate fees billed for assurance and related services by Moore Stephens Wurth Frazer and Torbet, LLP relating to the performance of the audit of our financial statements which are not reported under the caption “Audit Fees” above, was $124,000.

For the year ended December 31, 2006, the aggregate fees billed for assurance and related services by Dale Matheson Carr-Hilton LoBonte LLP relating to the performance of the audit of our financial statements which are not reported under the caption “Audit Fees” above, was $8,000.

Tax Fees

For the year ended December 31, 2007, the aggregate fees billed by Moore Stephens Wurth Frazer and Torbet, LLP for other non-audit professional services, other than those services listed above, totaled $20,000.

For the year ended December 31, 2006, the aggregate fees billed by Dale Matheson Carr-Hilton LaBonte LLP for other non-audit professional services, other than those services listed above, totaled $0.

We do not use Moore Stephens Wurth Frazer and Torbet, LLP and/or Dale Matheson Carr-Hilton LaBonte LLP for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements, are provided internally or by other service providers. We do not engage Moore Stephens Wurth Frazer and Torbet, LLP and/or Dale Matheson Carr-Hilton LaBonte LLP to provide compliance outsourcing services.

Pre-Approval Policies and Procedures

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before Moore Stephens Wurth Frazer and Torbet, LLP is engaged by us to render any auditing or permitted non-audit related service, the engagement be:

•	approved by our entire Board of Directors; or

•
entered into pursuant to pre-approval policies and procedures established by the Board of Directors, provided the policies and procedures are detailed as to the particular service, the Board of Directors is informed of each service, and such policies and procedures do not include delegation of the board of directors' responsibilities to management.

The Board of Directors pre-approves all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the board of directors either before or after the respective services were rendered.

The Board of Directors has considered the nature and amount of fees billed by Moore Stephens Wurth Frazer and Torbet, LLP and Dale Matheson Carr-Hilton LaBonte LLP and believes that the provision of services for activities unrelated to the audit is compatible with maintaining Moore Stephens Wurth Frazer and Torbet, LLP’s and Dale Matheson Carr-Hilton LaBonte LLP’s independence.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE REAFFIRMATION OF MOORE STEPHENS WURTH FRAZER AND TORBET, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2008.

PROPOSAL NO. 4
ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING

(ITEM 4 ON THE FORM OF PROXY)

We are asking our shareholders to vote on a proposal to adjourn or postpone the Annual Meeting, if necessary, to permit the solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve the foregoing proposals.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE ANNUAL MEETING, IF NECESSARY, TO PERMIT THE SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

•
A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2007 is being distributed along with this Proxy Statement. We refer to such report for financial and other information about us, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation materials. It is also available on our website (www.purebiofuels.com). In addition, the annual report (with exhibits) is available at the SEC’s website (www.seg.gov)

YOU ARE URGED TO READ THESE DOCUMENTS AS THEY CONTAIN
IMPORTANT INFORMATION REGARDING THE COMPANY.

We will furnish any document we file with the SEC free of charge to any shareholder upon written request to Pure Biofuels Corp., 701 Brazos Street, Suite 1050, Austin, TX 78701 or call us at 310-402-5916. You are encouraged to review any document filed by our Company with the SEC and other publicly available information.

Other Matters

Our Board knows of no other business that will be presented for consideration at the annual meeting. Return of a valid proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the annual meeting or any adjournment or postponement thereof. It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

By Order of the Board of Directors
/s/ Luis Goyzueta
Luis Goyzueta
Chief Executive Officer and Director

Lima, Peru
September 26, 2008

THE BOARD HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

EXHIBIT A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation: Pure Biofuels Corp.

2. The articles have been amended as follows: The second paragraph of Section 1 of Article 4 of the Articles of Incorporation of the corporation is deleted in its entirety and the following is substituted therefor:

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	325,000,000
Preferred	$0.001	1,000,000

Totals:		326,000,000

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: _________ shares voted in favor of the amendment out of ________ shares outstanding and entitled to vote.

4. Signature:

/s/ Luis Goyzueta
Luis Goyzueta, Chief Executive Officer

PROXY

PURE BIOFUELS CORP.
ANNUAL MEETING OF SHAREHOLDERS - TO BE HELD OCTOBER 28, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Luis Goyzueta and Carlos Alberto Pinto and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of the Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of shareholders to be held on October 28, 2008, at 10:00 a.m. (local time), at Canaval y Moreyra 380, Ofic. 402, Edificio Torre Siglo XXI, San Isidro, Lima, Peru, or at any adjournments or postponements thereof.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournments or postponements thereof, and after notification to the President of the Company at the Meeting of the shareholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the President of the Company or by duly executing a proxy bearing a later date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSALS.

Proposal (1) Reelecting the Board of Directors for the Company to hold office until the next annual meeting:

	FOR	AGAINST	ABSTAIN

C. Wendell Tewell	☐	☐	☐

Eric Reehl	☐	☐	☐

Luis Goyzueta	☐	☐	☐

Carlos Alberto Pinto	☐	☐	☐

Steven Magami	☐	☐	☐

Proposal (2) Amending the Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 250,000,000 shares to 325,000,000 shares.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal (3) Reaffirming the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s independent registered public accounting firm for 2008.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal (4) Approving the adjournment or postponement of the Annual Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to adopt the foregoing proposals.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The shares represented by this proxy will be voted as directed by the shareholder, but if no instructions are specified, this proxy will be voted for proposals (1), (2), (3) and (4). If any other business is presented at the Annual Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of the Meeting and accompanying Proxy Statement relating to the Meeting.

NOTE: PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) HEREON AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS AN EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY A DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN.

Signature	________________________	DATE: _________, 2008

Signature (Joint owners)	________________________	DATE: _________, 2008